(NASDAQ:OSBC)		Exhibit 99.1

Contact:	J. Douglas Cheatham	For Immediate Release
	Chief Financial Officer	January 25, 2017
(630) 906-5484

Old Second Reports Fourth Quarter 2016 Net Income of $5.0 million

AURORA, IL, January 25, 2017  – Old Second Bancorp, Inc. (the “Company” or “Old Second”) (NASDAQ: OSBC), parent company of Old Second National Bank (the “Bank”), today announced financial results for the fourth quarter of 2016 and the year ended December 31, 2016.  The Company reported net income of $5.0 million for the fourth quarter of 2016, compared to net income of $3.8 million in the fourth quarter of 2015.  The Company’s net income available to common stockholders was $5.0 million, or $0.17 per diluted share, for the fourth quarter of 2016,  as compared to $3.8 million, or $0.13 per diluted share, in the fourth quarter of 2015.  For the year ended December 31, 2016, net income available to common stockholders was $15.7 million, or $0.53 per diluted share, as compared to $13.5 million, or $0.46 per diluted share for the year ended December 31, 2015.

Operating Results

•	On January 17, 2017, the Company’s Board of Directors declared a cash dividend of 1 cent per share payable on February 6, 2017, to stockholders of record as of January 27, 2017.
•

Fourth quarter 2016 net income available to common stockholders was $5.0 million, reflecting an increase of $1.2 million, or 30.9%, from the fourth quarter of 2015 and an increase of $1.5 million, or 43.4%, from the third quarter of 2016.

•

Net interest and dividend income totaled $17.5 million for the fourth quarter of 2016 and reflects an increase of $2.8 million, or 18.7%, over the fourth quarter of 2015.  Net interest and dividend income for the fourth quarter of 2016 reflected an increase of $2.2 million, or 14.1%, from the $15.3 million recorded in the third quarter of 2016.  Net interest income was favorably impacted in the fourth quarter of 2016 primarily due to the Company’s acquisition of the Chicago branch of Talmer Bank and Trust, which closed on October 28, 2016.  The Talmer branch purchase resulted in an increase to the loan portfolio of approximately $221.0 million, and purchase accounting accretion income realized in the fourth quarter totaled $604,000.

•

Provision for loan and lease losses expense of $750,000 was recorded in the fourth quarter of 2016; no  provision or release of loan loss reserves was recorded in the fourth quarter of 2015 or the third quarter of 2016.  This fourth quarter provision was the only provision recorded in 2016, and compares to a provision release of $4.4 million during 2015.

•

Noninterest income was $8.4 million for the fourth quarter of 2016, which reflects growth of $1.0 million, or 13.8%, over the fourth quarter of 2015 primarily due to increases in residential mortgage banking income.  Noninterest income for the fourth quarter of 2016 was $1.8 million, or 27.8%, in excess of the third quarter of 2016, primarily due to net losses on security sales incurred in the third quarter in anticipation of the funding requirements for the Company’s acquisition of the Talmer branch.

•

Noninterest expense of $17.2 million for the fourth quarter of 2016 increased $1.1 million, or 6.9%, from the fourth quarter of 2015, driven by the costs incurred related to the Talmer branch acquisition, such as increases in compensation costs due to the addition of 14 employees, facilities costs associated with the new branch, and acquisition related costs, primarily in the form of legal fees.  Noninterest expense was $633,000, or 3.8% higher in the fourth quarter of 2016 as compared to the third quarter of 2016.

•

The Company completed a debt retirement and simultaneous senior debt offering in the fourth quarter of 2016.  Subordinated debt of $45.0 million and $500,000 of senior debt outstanding were paid off with the proceeds of a $45.0 million senior notes issuance and cash on hand.  The senior notes mature in ten years, and terms include interest payable semiannually at 5.75% for five years.  Beginning December 2021, the senior debt will pay interest at a floating rate, with interest payable quarterly at three month LIBOR plus 385 basis points.

•

Excluding the Talmer branch acquisition which occurred in October 2016, as discussed above, fourth quarter net income available to common stockholders was $4.6 million, or $0.16 per diluted share.  For the year ended December 31, 2016, net income available to common stockholders excluding the effect of the Talmer acquisition was $17.0 million, or $0.57 per diluted share.

Capital Ratios

	December 31,	September 30,	December 31,
	2016	2016	2015
The Bank's common equity tier 1 capital ratio	12.55%	15.22%	14.10%
The Company's common equity tier 1 capital ratio	8.77%	10.68%	10.55%
The Bank's total capital ratio	13.47%	16.24%	15.23%
The Company's total capital ratio	12.30%	15.42%	15.56%
The Company's tier 1 leverage ratio	8.90%	9.32%	8.69%

•	The ratios shown above exceed levels required to be considered “well capitalized.”

Asset Quality & Earning Assets

•

Nonperforming loans ended at $16.0 million at December 31, 2016,  compared to $14.6 million at December 31, 2015, and $17.4 million at September 30, 2016.  Credit metrics continue to be relatively stable regarding nonperforming loan levels, and management is carefully monitoring loans considered to be in a classified status.  Nonperforming loans as a percent of total loans decreased to 1.1% as of December 31, 2016, from 1.4% as of September 30, 2016, and 1.3% as of December 31, 2015.

•

OREO assets decreased in the fourth quarter to end at $11.9 million on December 31, 2016, compared to $19.1 million at December 31, 2015, and $14.1 million at September 30, 2016.   Valuation writedowns continued in the fourth quarter of 2016 with a quarterly expense of $265,000 compared to $251,000 in the fourth quarter of 2015 and $365,000 in the third quarter of 2016.  Nonperforming assets as a percent of total loans plus OREO decreased to 1.9% as of December 31, 2016, as compared to 2.6% as of September 30, 2016 and 2.9% as of December 31, 2015.

•

Total loans at December 31, 2016, were $1.48 billion, reflecting an increase of $345.1 million when compared to December 31, 2015; this growth was driven primarily by the $221.0 million acquired with the Talmer branch purchase, and an additional legacy portfolio growth of $124.1 million, primarily in the commercial and industrial loan portfolio.  Average loans (including loans held-for-sale) for the fourth quarter of 2016 were $1.39 billion, reflecting an increase of $250.2 million from the fourth quarter of 2015 and an increase of $199.0 million when compared to the third quarter of 2016.

•

As of December 31, 2016, available-for-sale securities at fair value totaled $531.8 million, as compared to $531.1 million at September 30, 2016.  The securities portfolio changed significantly during 2016, as all securities were moved to an available for sale status in the second quarter of 2016, which allowed the sale of investments to acquire funds used for the Talmer branch acquisition in the fourth quarter of 2016.  Net losses  of $2.2 million pretax on the sale of securities were realized for the full year 2016 to prepare for the branch acquisition; however, the Talmer loans acquired are anticipated to enhance net interest margin in the next year.

Net Interest Income1

ANALYSIS OF AVERAGE BALANCES,

TAX EQUIVALENT INTEREST AND RATES

(Dollars in thousands - unaudited)

	Quarters Ended
	December 31, 2016			September 30, 2016			December 31, 2015
	Average		Rate	Average		Rate	Average		Rate
	Balance	Interest	%	Balance	Interest	%	Balance	Interest	%
Assets
Interest bearing deposits with financial institutions	$54,865	$71	0.51	$50,054	$64	0.50	$13,859	$12	0.34
Securities:
Taxable	495,687	3,318	2.68	624,844	3,954	2.53	674,690	3,819	2.26
Non-taxable (TE)	37,546	404	4.30	35,046	277	3.16	17,090	179	4.19
Total securities	533,233	3,722	2.79	659,890	4,231	2.56	691,780	3,998	2.31
Dividends from FHLBC and Federal Reserve stock	7,911	82	4.15	7,918	83	4.19	8,451	76	3.60
Loans and loans held-for-sale[1]	1,390,537	16,485	4.64	1,191,574	13,567	4.46	1,140,308	13,057	4.48
Total interest earning assets	1,986,546	20,360	4.03	1,909,436	17,945	3.70	1,854,398	17,143	3.64
Cash and due from banks	28,928	-	-	41,344	-	-	28,781	-	-
Allowance for loan losses	(15,388)	-	-	(15,767)	-	-	(16,598)	-	-
Other noninterest bearing assets	197,072	-	-	190,213	-	-	202,015	-	-
Total assets	$2,197,158			$2,125,226			$2,068,596

Liabilities and Stockholders' Equity
NOW accounts	$405,338	$97	0.10	$384,588	$89	0.09	$360,786	$79	0.09
Money market accounts	274,423	76	0.11	265,135	64	0.10	284,209	70	0.10
Savings accounts	253,461	39	0.06	257,808	40	0.06	248,952	38	0.06
Time deposits	404,507	1,018	1.00	401,999	931	0.92	409,353	824	0.80
Interest bearing deposits	1,337,729	1,230	0.37	1,309,530	1,124	0.34	1,303,300	1,011	0.31
Securities sold under repurchase agreements	31,019	1	0.01	31,892	1	0.01	26,569	1	0.01
Other short-term borrowings	27,940	36	0.50	22,174	22	0.39	24,837	10	0.16
Junior subordinated debentures	57,585	1,083	7.52	57,573	1,084	7.53	57,538	1,072	7.45
Senior notes	8,155	112	5.49	-	-	-	-	-	-
Subordinated debt	36,685	222	2.37	45,000	245	2.13	45,000	210	1.83
Notes payable and other borrowings	408	2	1.92	500	2	1.57	500	2	1.57
Total interest bearing liabilities	1,499,521	2,686	0.68	1,466,669	2,478	0.67	1,457,744	2,306	0.63
Noninterest bearing deposits	510,161	-	-	472,599	-	-	445,083	-	-
Other liabilities	12,609	-	-	15,539	-	-	10,488	-	-
Stockholders' equity	174,867	-	-	170,419	-	-	155,281	-	-
Total liabilities and stockholders' equity	$2,197,158			$2,125,226			$2,068,596
Net interest income (TE)		$17,674			$15,467			$14,837
Net interest income (TE)
to total earning assets			3.54			3.22			3.17
Interest bearing liabilities to earning assets	75.48%			76.81%			78.61%

1  Interest income from loans is shown on a tax equivalent basis as discussed in the table on page 13 and includes fees of $731,000,  $700,000 and $430,000 for the fourth quarter of 2016, the third quarter of 2016 and the fourth quarter of 2015, respectively.  Nonaccrual loans are included in the above stated average balances. Tax equivalent basis is calculated using a marginal tax rate of 35%.

Tax equivalent interest and dividend income increased $3.2 million for the quarter ended December 31, 2016, as compared to the quarter ended December 31, 2015.  Quarterly average earning assets increased $132.1 million from the last quarter of 2015 to a total of $1.99 billion for the period ended December 31, 2016, while yield on earning assets increased 39 basis points.  Year over year fourth quarter average loans, including loans held-for-sale, increased $250.2 million.  This growth was primarily due to the Talmer branch acquisition, which resulted in $221.0 of purchased loans.  In addition, loan growth, driven by commercial portfolio originations, occurred in 2016.  Lower yielding securities were sold in the third quarter of 2016 in preparation for the Talmer branch acquisition, resulting in an increase of 48 basis points in the year over year period for total securities.  These security sales drove a 23 basis point increase for total securities in the fourth quarter of 2016 as compared to the third quarter of 2016.  The cost of funds for the fourth quarter of 2016 increased by 5 basis points from the fourth quarter of 2015 and by 1 basis point from the third quarter of 2016.  Total average interest bearing liabilities have increased in all periods presented due to growth in NOW accounts, and to a lesser extent, savings accounts and securities sold under repurchase agreements.  For the quarter ended December 31, 2016, average other short-term borrowings increased by $3.1 million compared to the fourth quarter of 2015 and by $5.8 million as compared to the quarter ended September 30, 2016.

Noninterest Income

				4th Quarter 2016
	Three Months Ended			Percent Change From
(dollars in thousands)	December 31,	September 30,	December 31,	September 30,	December 31,
	2016	2016	2015	2016	2015
Trust income	$1,396	$1,403	$1,427	(0.5)	(2.2)
Service charges on deposits	1,723	1,756	1,734	(1.9)	(0.6)
Residential mortgage banking revenue	3,001	2,789	1,759	7.6	70.6
Securities loss, net	(193)	(1,959)	-	N/M	N/M
Increase in cash surrender value of bank-owned life insurance	296	383	381	(22.7)	(22.3)
Debit card interchange income	1,018	1,013	1,015	0.5	0.3
Loss on disposal and transfer of fixed assets	-	-	24	N/M	N/M
Other income	1,187	1,209	1,069	(1.8)	11.0
Total noninterest income	$8,428	$6,594	$7,409	27.8	13.8

N/M -  Not Meaningful

Of the noninterest income categories, residential mortgage banking income experienced the largest fluctuations on both a linked quarter and year over year basis, as shown above, primarily due to increases in the net gains on sales of mortgage loans, as well as the variability of mortgage servicing rights valuations.  Finally, in the third quarter of 2016, net security losses of $2.0 million were realized to satisfy anticipated funding requirements for the Talmer branch acquisition.  Excluding these items, the three quarters presented have minimal variation.

Noninterest Expense

				4th Quarter 2016
	Three Months Ended			Percent Change From
(dollars in thousands)	December 31,	September 30,	December 31,	September 30,	December 31,
	2016	2016	2015	2016	2015
Salaries	$7,718	$7,205	$6,881	7.1	12.2
Bonus	339	521	211	(34.9)	60.7
Benefits and other	1,323	1,288	1,305	2.7	1.4
Total salaries and employee benefits	9,380	9,014	8,397	4.1	11.7
Occupancy expense, net	1,254	1,120	1,228	12.0	2.1
Furniture and equipment expense	1,267	1,144	1,254	10.8	1.0
FDIC insurance	72	228	311	(68.4)	(76.8)
General bank insurance	270	269	298	0.4	(9.4)
Amortization of core deposit intangible asset	16	-	-	N/M	N/M
Advertising expense	421	430	348	(2.1)	21.0
Debit card interchange expense	269	363	383	(25.9)	(29.8)
Legal fees	206	242	253	(14.9)	(18.6)
Other real estate owned expense, net	700	426	474	64.3	47.7
Other expense	3,360	3,346	3,151	0.4	6.6
Total noninterest expense	$17,215	$16,582	$16,097	3.8	6.9
Efficiency ratio (defined below)	61.78%	66.21%	69.59%

N/M  - Not Meaningful

The efficiency ratio shown in the table above is calculated as noninterest expense, excluding OREO expenses, divided by the sum of net interest income on a fully tax equivalent basis, total noninterest income less net gains and losses on securities and includes a tax equivalent adjustment on the increase in cash surrender value of bank-owned life insurance.

Noninterest expense for the fourth quarter of 2016 increased $1.1 million, or 6.9%, year over year and $633,000, or 3.8%, on a linked quarter basis.  These increases were driven by the additional salaries and employee benefit costs primarily due to 14 new employees from the Talmer branch acquisition.  Occupancy expense and furniture and equipment costs also trended higher due to the branch acquisition, and one-time acquisition costs of $269,000 were recorded for the year to date 2016 period.  Finally, OREO expenses were $226,000 higher in the fourth quarter of 2016 as compared to the like quarter of 2015, and $274,000 higher as compared to the third quarter of 2016, as the OREO portfolio continues to be aggressively liquidated.  Partially offsetting these increases was FDIC insurance expense, which was reduced in the fourth quarter of 2016 to fully reflect the FDIC small bank rate change effective July 1, 2016.

Earning Assets

				December 31, 2016
	Major Classification of Loans as of			Percent Change From
(dollars in thousands)	December 31,	September 30,	December 31,	September 30,	December 31,
	2016	2016	2015	2016	2015
Commercial	$228,113	$136,819	$115,603	66.7	97.3
Real estate - commercial	736,247	617,280	605,721	19.3	21.5
Real estate - construction	64,720	28,786	19,806	124.8	226.8
Real estate - residential	377,851	357,846	351,007	5.6	7.6
Consumer	3,237	3,325	4,216	(2.6)	(23.2)
Overdraft	436	403	483	8.2	(9.7)
Lease financing receivables	55,451	47,215	25,712	17.4	115.7
Other	11,537	10,114	10,130	14.1	13.9
	1,477,592	1,201,788	1,132,678	22.9	30.5
Net deferred loan costs	1,217	1,064	1,037	14.4	17.4
Total loans	$1,478,809	$1,202,852	$1,133,715	22.9	30.4

Loans listed above were reclassified for all periods presented between the classifications listed to align with credit quality disclosures for the year ended December 31, 2016.

Total loans increased by $345.1 million at the end of the fourth quarter of 2016 as compared to year end 2015, and $276.0 million as compared to the prior quarter end.  The Talmer branch acquisition of $221.0 million of new loans, coupled with the growth experienced during the year, primarily in commercial and industrial loans, resulted in the favorable variance to prior periods.  Modest growth was also experienced in the real estate-commercial, real estate-construction, and lease financing receivables portfolios for the year to date and year over year periods, excluding the impact of the Talmer acquisition.

				December 31, 2016
	Securities Portfolio As of			Percent Change From
(dollars in thousands)	December 31,	September 30,	December 31,	September 30,	December 31,
	2016	2016	2015	2016	2015
Securities available-for-sale, at fair value
U.S. Treasury	$-	$-	$1,509	N/M	N/M
U.S. government agencies	-	1,503	1,556	N/M	N/M
U.S. government agency mortgage-backed	41,534	43,723	1,996	(5.0)	1,980.9
States and political subdivisions	68,703	22,254	30,526	208.7	125.1
Corporate bonds	10,630	10,730	29,400	(0.9)	(63.8)
Collateralized mortgage obligations	170,927	204,390	66,920	(16.4)	155.4
Asset-backed securities	138,407	140,173	231,908	(1.3)	(40.3)
Collateralized loan obligations	101,637	108,284	92,251	(6.1)	10.2
Total securities available-for-sale	$531,838	$531,057	$456,066	0.1	16.6
Securities held-to-maturity, at amortized cost
U.S. government agency mortgage-backed	$-	$-	$36,505	N/M	N/M
Collateralized mortgage obligations	-	-	211,241	N/M	N/M
Total securities held-to-maturity	$-	$-	$247,746	N/M	N/M

Total securities	$531,838	$531,057	$703,812	0.1	(24.4)

N/M -  Not Meaningful

The investment portfolio ended the fourth quarter of 2016 at $531.8 million, a decrease of $172.0 million from $703.8 million at December 31, 2015, but level with the $531.1 million as of September 30, 2016.  The decline during 2016 is due to security sales driven by the funding needs for the Talmer branch acquisition, which resulted in pretax net losses of $2.2 million. During the fourth quarter of 2016, select collateralized mortgage obligations and asset-backed securities were liquidated to allow for portfolio repositioning in favor of high quality state and municipal securities.  The securities held-to-maturity portfolio was reclassified to available-for-sale in the second quarter of 2016, to allow for portfolio restructuring and to fund loan growth.  This reclassification of $244.8 million was approved by the Board of Directors, and will preclude any holdings of securities held-to-maturity for a two-year period.

Asset Quality

				December 31, 2016
	As of			Percent Change From
(dollars in thousands)	December 31,	September 30,	December 31,	September 30,	December 31,
	2016	2016	2015	2016	2015
Nonaccrual loans	$15,283	$16,736	$14,389	(8.7)	6.2
Nonperforming troubled debt restructured loans accruing interest	718	161	165	346.0	335.2
Loans past due 90 days or more and still accruing interest	-	483	65	(100.0)	(100.0)
Total nonperforming loans	16,001	17,380	14,619	(7.9)	9.5
Other real estate owned	11,916	14,144	19,141	(15.8)	(37.7)
Total nonperforming assets	$27,917	$31,524	$33,760	(11.4)	(17.3)

30-89 days past due loans	$5,139	$3,386	$3,652
Nonaccrual loans to total loans	1.0%	1.4%	1.3%
Nonperforming loans to total loans	1.1%	1.4%	1.3%
Nonperforming assets to total loans plus OREO	1.9%	2.6%	2.9%

Allowance for loan losses	$16,158	$14,983	$16,223
Allowance for loan losses to loans	1.1%	1.3%	1.4%
Allowance for loan losses to nonaccrual loans	105.7%	89.5%	112.7%

Nonperforming loans consist of nonaccrual loans, nonperforming restructured accruing loans and loans 90 days or greater past due but still accruing.  Nonperforming loans to total loans of 1.1% decreased in the fourth quarter of 2016, as compared to the third quarter of 2016 and the fourth quarter of 2015, primarily due to the Talmer branch loan purchase.  Nonperforming assets to total loans plus OREO also reflected a reduction due to the Talmer branch purchase, as well as the continued OREO liquidations and write-downs recorded in 2016.  Finally, the allowance for loan losses to loans was 1.1% as of December 31, 2016, but the allowance excludes the purchase accounting credit marks recorded on the Talmer branch purchased loans.

Classified loans include nonaccrual, performing troubled debt restructurings and all other loans considered substandard, as shown below.  Classified loans increased by $1.3 million, or 5.0%, from year end 2015; this increase is primarily due to additional commercial loans becoming substandard.  Management review of the loan portfolio concluded that a loan loss provision of $750,000 was appropriate in the fourth quarter of 2016; no other loan loss provision expense was recorded in 2016.

				December 31, 2016
	Classified loans as of			Percent Change From
(dollars in thousands)	December 31,	September 30,	December 31,	September 30,	December 31,
	2016	2016	2015	2016	2015
Real estate-construction	$458	$254	$83	80.3	451.8
Real estate-residential:
Investor	1,096	1,171	1,136	(6.4)	(3.5)
Owner occupied	7,225	6,432	7,079	12.3	2.1
Revolving and junior liens	2,340	3,078	3,055	(24.0)	(23.4)
Real estate-commercial, nonfarm	9,946	13,220	10,568	(24.8)	(5.9)
Real estate-commercial, farm	1,782	1,801	1,272	(1.1)	40.1
Commercial, including Leases	3,636	2,302	2,029	57.9	79.2
Other	1	1	1	-	-
Total classified loans	$26,484	$28,259	$25,223	(6.3)	5.0

Net Charge-off Summary

Loan Charge-offs, net of recoveries	Three Months Ended
(dollars in thousands)	December 31,	% of	September 30,	% of	December 31,	% of
	2016	Total	2016	Total	2015	Total
Real estate-construction
Homebuilder	$(5)	1.2	$(7)	(0.8)	$(3)	(0.8)
Land	-	-	(2)	(0.2)	(2)	(0.5)
Commercial speculative	-	-	-	-	(1)	(0.3)
All other	(6)	1.4	(42)	(5.0)	-	-
Total real estate-construction	(11)	2.6	(51)	(6.0)	(6)	(1.6)
Real estate-residential
Investor	91	(21.4)	(16)	(1.9)	97	24.9
Owner occupied	(58)	13.6	(75)	(8.9)	(91)	(23.3)
Revolving and junior liens	(231)	54.4	112	13.3	258	66.2
Total real estate-residential	(198)	46.6	21	2.5	264	67.8
Real estate-commercial, nonfarm
Owner general purpose	(1)	0.2	-	-	(2)	(0.5)
Owner special purpose	(5)	1.2	(3)	(0.4)	(4)	(1.0)
Non-owner general purpose	56	(13.2)	132	15.7	87	22.3
Non-owner special purpose	-	-	636	75.8	-	-
Retail properties	(286)	67.3	-	-	-	-
Total real estate-commercial, nonfarm	(236)	55.5	765	91.1	81	20.8
Commercial, including Leases	(5)	1.2	66	7.9	(12)	(3.1)
Other	25	(5.9)	38	4.5	63	16.1
Net charge-offs / (recoveries)	$(425)	100.0	$839	100.0	$390	100.0

Gross charge-offs for the quarter ended December 31, 2016, were $682,000 compared to $788,000 for the quarter ended December 31, 2015.  Gross recoveries for the quarter ended December 31, 2016, were $1.1 million compared to $398,000 for the quarter ended December 31, 2015.  The increase in the rate of recoveries is indicative of the continued aggressive efforts by management to effectively manage and resolve prior charge-offs.

Deposits

Total deposits were $1.87 billion at December 31, 2016, which reflects an increase from total deposits of $1.76 billion at December 31, 2015.  Demand, savings, and NOW balances increased by  $117.7 million during 2016 while money market deposits declined by $4.4 million and time deposits or certificates of deposit reflect a decrease of $5.6 million for 2016.  The deposit growth was driven by the Talmer branch acquisition, which resulted in $48.9 million of additional deposits.  Demand, money market and NOW accounts totaled $46.8 million of the purchased deposits, and time deposits totaled $2.1 million.

Borrowings

The Bank’s borrowing at the Federal Home Loan Bank of Chicago (the “FHLBC”) requires the Bank to be a member and invest in the stock of the FHLBC.  As of December 31, 2016, the Bank had $70.0 million in advances outstanding under the FHLBC as compared to $15.0 million in advances at December 31, 2015.

In addition to the subordinated debt retirement and senior notes issuance in the fourth quarter of 2016 as discussed in the “Operating Results” on page 2, the Company is also indebted on $57.6 million of junior subordinated debentures related to the trust preferred securities issued by its two statutory trust subsidiaries, Old Second Capital Trust I and Old Second Capital Trust II.  The carrying value was reduced by the amortization of the issuance costs in 2016 after adopting ASU 2015-03 applied on a retrospective basis.

Capital

	December 31,	September 30,	December 31,
	2016	2016	2015
The Company's common equity tier 1 capital ratio	8.77%	10.68%	10.55%
(minimum 4.5% for adequately capitalized)
The Company's tier 1 capital ratio	10.90%	13.25%	12.30%
(minimum 6.0% for adequately capitalized)
The Company's total capital ratio	12.30%	15.42%	15.56%
(minimum 8.0% for adequately capitalized)
The Company's tier 1 leverage ratio	8.90%	9.32%	8.69%
(minimum 4.0% for adequately capitalized)

As of December 31, 2016, the Bank’s common equity tier 1 capital ratio of 12.55% and total capital ratio of 13.47% exceeded the minimum capital ratios to be deemed “well capitalized.”

Non-GAAP Presentations: Management has historically disclosed certain non-GAAP ratios to evaluate and measure the Company’s performance, including a net interest margin calculation.  The net interest margin is calculated by dividing net interest income on a tax equivalent basis by average earning assets for the period.  Management believes this measure provides investors with information regarding balance sheet profitability.  Consistent with industry practice, management also disclosed other non-GAAP measures in the discussion above and in the following tables.  The efficiency ratio is discussed in the noninterest expense presentation on page 4.  The tables on page 13 provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Forward-Looking Statements: This report may contain forward-looking statements.  Forward looking statements are identifiable by the inclusion of such qualifications as expects, intends, believes, may, likely or other indications that the particular statements are not based upon facts but are rather based upon the Company’s beliefs as of the date of this release.  Actual events and results may differ significantly from those described in such forward-looking statements, due to changes in the economy, interest rates or other factors.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  For additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results or cause actual results to differ substantially from those discussed or implied in forward looking statements contained in this release, please review our filings with the Securities and Exchange Commission.

Conference Call

The Company will also host an earnings call on Thursday, January 26, 2017, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time).  Investors may listen to the Company’s earnings call via telephone by dialing 877-407-8035.  Investors should call into the dial-in number set forth above at least 10 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available until 11:59 p.m. Eastern Time (10:59 p.m. Central Time) on February 2, 2017, by dialing 877-481-4010, using Conference ID: 10190.

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands)

	(unaudited)
	December 31,	December 31,
	2016	2015
Assets
Cash and due from banks	$33,805	$26,975
Interest bearing deposits with financial institutions	13,529	13,363
Cash and cash equivalents	47,334	40,338
Securities available-for-sale, at fair value	531,838	456,066
Securities held-to-maturity, at amortized cost	-	247,746
Federal Home Loan Bank and Federal Reserve Bank stock	7,918	8,518
Loans held-for-sale	4,918	2,849
Loans	1,478,809	1,133,715
Less: allowance for loan losses	16,158	16,223
Net loans	1,462,651	1,117,492
Premises and equipment, net	38,977	39,612
Other real estate owned	11,916	19,141
Mortgage servicing rights, net	6,489	5,847
Goodwill and core deposit intangible	9,018	-
Bank-owned life insurance (BOLI)	60,332	59,049
Deferred tax assets, net	53,464	64,552
Other assets	16,333	15,818
Total assets	$2,251,188	$2,077,028

Liabilities
Deposits:
Noninterest bearing demand	$513,688	$442,639
Interest bearing:
Savings, NOW, and money market	950,849	908,598
Time	402,248	407,849
Total deposits	1,866,785	1,759,086
Securities sold under repurchase agreements	25,715	34,070
Other short-term borrowings	70,000	15,000
Junior subordinated debentures	57,591	57,543
Senior Notes	43,998	-
Subordinated debt	-	45,000
Notes payable and other borrowings	-	500
Other liabilities	11,889	9,900
Total liabilities	2,075,978	1,921,099

Stockholders’ Equity
Common stock	34,534	34,427
Additional paid-in capital	116,653	115,918
Retained earnings	129,005	114,209
Accumulated other comprehensive loss	(8,762)	(12,659)
Treasury stock	(96,220)	(95,966)
Total stockholders’ equity	175,210	155,929
Total liabilities and stockholders’ equity	$2,251,188	$2,077,028

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except share data)

	(unaudited)		(unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Interest and dividend income
Loans, including fees	$16,426	$12,997	$56,019	$53,035
Loans held-for-sale	36	36	151	189
Securities:
Taxable	3,318	3,819	15,865	14,037
Tax exempt	263	116	842	542
Dividends from Federal Home Loan Bank and Federal Reserve Bank stock	82	76	333	306
Interest bearing deposits with financial institutions	71	12	169	55
Total interest and dividend income	20,196	17,056	73,379	68,164
Interest expense
Savings, NOW, and money market deposits	212	187	789	734
Time deposits	1,018	824	3,640	3,201
Other short-term borrowings	37	11	106	33
Junior subordinated debentures	1,083	1,072	4,334	4,287
Senior notes	112	-	112	-
Subordinated debt	222	210	949	814
Notes payable and other borrowings	2	2	8	7
Total interest expense	2,686	2,306	9,938	9,076
Net interest and dividend income	17,510	14,750	63,441	59,088
Loan loss reserve (release)	750	-	750	(4,400)
Net interest and dividend income after reserve (release) for loan losses	16,760	14,750	62,691	63,488
Noninterest income
Trust income	1,396	1,427	5,670	5,953
Service charges on deposits	1,723	1,734	6,684	6,820
Secondary mortgage fees	243	192	1,038	907
Mortgage servicing rights mark to market	1,002	60	(919)	(1,141)
Mortgage servicing income	444	409	1,724	1,628
Net gain on sales of mortgage loans	1,312	1,098	6,343	5,775
Securities loss, net	(193)	-	(2,213)	(178)
Increase in cash surrender value of bank-owned life insurance	296	381	1,283	1,396
Debit card interchange income	1,018	1,015	4,027	4,028
Gain (loss) on disposal and transfer of fixed assets, net	-	24	(1)	(1,119)
Other income	1,187	1,069	4,938	5,225
Total noninterest income	8,428	7,409	28,574	29,294
Noninterest expense
Salaries and employee benefits	9,380	8,397	36,234	35,061
Occupancy expense, net	1,254	1,228	4,612	4,749
Furniture and equipment expense	1,267	1,254	4,447	4,430
FDIC insurance	72	311	865	1,334
General bank insurance	270	298	1,109	1,273
Amortization of core deposit intangible	16	-	16	-
Advertising expense	421	348	1,633	1,340
Debit card interchange expense	269	383	1,455	1,514
Legal fees	206	253	800	1,175
Other real estate expense, net	700	474	2,743	5,191
Other expense	3,360	3,151	12,847	12,354
Total noninterest expense	17,215	16,097	66,761	68,421
Income before income taxes	7,973	6,062	24,504	24,361
Provision for income taxes	2,955	2,229	8,820	8,976
Net income	$5,018	$3,833	$15,684	$15,385
Preferred stock dividends and accretion of discount	-	-	-	1,873
Net income available to common stockholders	$5,018	$3,833	$15,684	$13,512

Basic earnings per share	$0.17	$0.13	$0.53	$0.46
Diluted earnings per share	0.17	0.13	0.53	0.46

Ending common shares outstanding	29,555,216	29,483,429	29,555,216	29,483,429
Weighted-average basic shares outstanding	29,555,482	29,482,722	29,532,510	29,476,821
Weighted-average diluted shares outstanding	29,870,978	29,748,028	29,838,931	29,730,074

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Average Balance

(In thousands, unaudited)

	2015				2016
Assets	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Cash and due from banks	$31,744	$29,153	$28,999	$28,781	$27,813	$28,597	$41,344	$28,928
Interest bearing deposits with financial institutions	18,022	29,880	18,563	13,859	15,513	12,048	50,054	54,865
Cash and cash equivalents	49,766	59,033	47,562	42,640	43,326	40,645	91,398	83,793

Securities available-for-sale, at fair value	380,180	409,600	410,083	442,909	486,924	684,179	659,890	533,233
Securities held-to-maturity, at amortized cost	258,637	255,293	251,648	248,871	246,772	80,899	-	-
Federal Home Loan Bank and Federal Reserve Bank stock	9,058	8,409	8,271	8,451	8,518	7,431	7,918	7,911
Loans held-for-sale	4,782	7,880	3,789	3,465	2,912	4,238	5,295	4,050
Loans	1,156,662	1,144,605	1,140,624	1,136,843	1,138,985	1,145,892	1,186,279	1,386,487
Less: allowance for loan losses	21,605	20,546	18,607	16,598	16,257	16,415	15,767	15,388
Net loans	1,135,057	1,124,059	1,122,017	1,120,245	1,122,728	1,129,477	1,170,512	1,371,099

Premises and equipment, net	42,306	41,937	41,572	39,767	39,416	39,143	39,191	39,129
Other real estate owned	32,392	34,637	29,049	22,760	18,760	16,906	14,888	14,008
Mortgage servicing rights, net	5,202	5,416	5,776	5,596	5,347	5,151	4,822	5,618
Goodwill and core deposit intangible	-	-	-	-	-	-	-	3,195
Bank-owned life insurance (BOLI)	58,139	58,264	58,566	58,797	59,178	59,459	59,787	60,153
Deferred tax assets, net	69,936	67,657	66,174	65,916	65,210	61,768	57,692	55,902
Other assets	9,693	10,463	9,656	9,179	9,346	10,469	13,833	19,067
Total other assets	217,668	218,374	210,793	202,015	197,257	192,896	190,213	197,072
Total assets	$2,055,148	$2,082,648	$2,054,163	$2,068,596	$2,108,437	$2,139,765	$2,125,226	$2,197,158

Liabilities
Deposits:
Noninterest bearing demand	$405,933	$435,093	$431,052	$445,083	$450,521	$472,450	$472,599	$510,161
Interest bearing:
Savings, NOW, and money market	881,714	885,809	889,448	893,947	915,553	920,389	907,531	933,222
Time	418,615	410,066	404,896	409,353	407,743	402,912	401,999	404,507
Total deposits	1,706,262	1,730,968	1,725,396	1,748,383	1,773,817	1,795,751	1,782,129	1,847,890

Securities sold under repurchase agreements	23,437	31,234	31,466	26,569	35,776	37,433	31,892	31,019
Other short-term borrowings	25,722	22,638	14,674	24,837	27,802	28,187	22,174	27,940
Junior subordinated debentures	57,502	57,513	57,525	57,538	57,549	57,561	57,573	57,585
Senior Notes	-	-	-	-	-	-	-	8,155
Subordinated debt	45,000	45,000	45,000	45,000	45,000	45,000	45,000	36,685
Notes payable and other borrowings	500	500	500	500	500	500	500	408
Other liabilities	11,734	10,962	9,782	10,488	11,033	12,511	15,539	12,609
Total liabilities	1,870,157	1,898,815	1,884,343	1,913,315	1,951,477	1,976,943	1,954,807	2,022,291

Stockholders' equity
Preferred stock	36,637	31,553	15,091	-	-	-	-	-
Common stock	34,414	34,419	34,422	34,426	34,427	34,505	34,533	34,533
Additional paid-in capital	115,413	115,553	115,692	115,827	115,945	116,065	116,365	116,537
Retained earnings	102,050	105,208	108,858	112,584	116,231	119,640	123,771	128,017
Accumulated other comprehensive loss	(7,558)	(6,935)	(8,277)	(11,590)	(13,677)	(11,241)	(8,030)	(8,000)
Treasury stock	(95,965)	(95,965)	(95,966)	(95,966)	(95,966)	(96,147)	(96,220)	(96,220)
Total stockholders' equity	184,991	183,833	169,820	155,281	156,960	162,822	170,419	174,867
Total liabilities and stockholder's equity	$2,055,148	$2,082,648	$2,054,163	$2,068,596	$2,108,437	$2,139,765	$2,125,226	$2,197,158

Total Earning Assets	$1,827,341	$1,855,667	$1,832,978	$1,854,398	$1,899,624	$1,934,687	$1,909,436	$1,986,546
Total Interest Bearing Liabilities	1,452,490	1,452,760	1,443,509	1,457,744	1,489,923	1,491,982	1,466,669	1,499,521

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Statements of Income

(In thousands, except share data, unaudited)

	2015				2016
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Interest and Dividend Income
Loans, including fees	$13,218	$13,467	$13,353	$12,997	$13,058	$13,039	$13,496	$16,426
Loans held-for-sale	43	72	38	36	28	39	48	36
Securities:
Taxable	3,375	3,372	3,471	3,819	4,211	4,382	3,954	3,318
Tax exempt	141	163	122	116	179	220	180	263
Dividends from Federal Home Loan Bank and Federal Reserve Bank stock	77	77	76	76	84	84	83	82
Interest bearing deposits with financial institutions	12	19	12	12	19	15	64	71
Total interest and dividend income	16,866	17,170	17,072	17,056	17,579	17,779	17,825	20,196
Interest Expense
Savings, NOW, and money market deposits	179	183	185	187	191	193	193	212
Time deposits	807	771	799	824	822	869	931	1,018
Other short-term borrowings	9	7	6	11	20	26	23	37
Junior subordinated debentures	1,072	1,071	1,072	1,072	1,084	1,083	1,084	1,083
Senior notes	-	-	-	-	-	-	-	112
Subordinated debt	197	202	205	210	239	243	245	222
Notes payable and other borrowings	4	-	1	2	2	2	2	2
Total interest expense	2,268	2,234	2,268	2,306	2,358	2,416	2,478	2,686
Net interest and dividend income	14,598	14,936	14,804	14,750	15,221	15,363	15,347	17,510
Loan loss (release) reserve	-	(2,300)	(2,100)	-	-	-	-	750
Net interest and dividend income after (release) reserve for loan losses	14,598	17,236	16,904	14,750	15,221	15,363	15,347	16,760
Noninterest Income
Trust income	1,486	1,596	1,444	1,427	1,369	1,502	1,403	1,396
Service charges on deposits	1,541	1,779	1,766	1,734	1,559	1,646	1,756	1,723
Secondary mortgage fees	244	281	190	192	193	280	322	243
Mortgage servicing rights mark to market	(609)	96	(688)	60	(1,041)	(733)	(147)	1,002
Mortgage servicing income	401	404	414	409	421	422	437	444
Net gain on sales of mortgage loans	1,623	1,695	1,359	1,098	1,212	1,642	2,177	1,312
Securities losses, net	(109)	(12)	(57)	-	(61)	-	(1,959)	(193)
Increase in cash surrender value of bank-owned life insurance	480	299	236	381	285	319	383	296
Debit card interchange income	959	1,050	1,004	1,015	947	1,049	1,013	1,018
(Loss) gain on disposal and transfer of fixed assets	-	-	(1,143)	24	(1)	-	-	-
Other income	1,957	1,076	1,123	1,069	1,392	1,150	1,209	1,187
Total noninterest income	7,973	8,264	5,648	7,409	6,275	7,277	6,594	8,428
Noninterest Expense
Salaries and employee benefits	9,255	9,149	8,260	8,397	9,026	8,814	9,014	9,380
Occupancy expense, net	1,271	1,094	1,156	1,228	1,229	1,009	1,120	1,254
Furniture and equipment expense	1,001	1,065	1,110	1,254	958	1,078	1,144	1,267
FDIC insurance	273	377	373	311	203	362	228	72
General bank insurance	357	310	308	298	298	272	269	270
Amortization of core deposit intangible	-	-	-	-	-	-	-	16
Advertising expense	205	353	434	348	347	435	430	421
Debit card interchange expense	352	400	379	383	203	620	363	269
Legal fees	223	420	279	253	161	191	242	206
Other real estate expense, net	1,352	2,388	977	474	738	879	426	700
Other expense	2,864	3,371	2,968	3,151	3,101	3,040	3,346	3,360
Total noninterest expense	17,153	18,927	16,244	16,097	16,264	16,700	16,582	17,215
Income before income taxes	5,418	6,573	6,308	6,062	5,232	5,940	5,359	7,973
Provision for income taxes	1,919	2,444	2,384	2,229	1,910	2,095	1,860	2,955
Net income	3,499	4,129	3,924	3,833	3,322	3,845	3,499	5,018
Preferred stock dividends and accretion of discount	824	710	339	-	-	-	-	-
Net income available to common stockholders	$2,675	$3,419	$3,585	$3,833	$3,322	$3,845	$3,499	$5,018

Basic earnings per share	$0.09	$0.12	$0.12	$0.13	$0.11	$0.13	$0.12	$0.17
Diluted earnings per share	0.09	0.12	0.12	0.13	0.11	0.13	0.12	0.17

The table below provides a reconciliation of each non-GAAP tax equivalent measure to the most comparable GAAP measure for the periods indicated:

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2016	2016	2015	2016	2015
Net Interest Margin
Interest income (GAAP)	$20,196	$17,825	$17,056	$73,379	$68,164
Taxable-equivalent adjustment:
Loans	23	23	24	93	103
Securities	141	97	63	453	292
Interest income (TE)	20,360	17,945	17,143	73,925	68,559
Interest expense (GAAP)	2,686	2,478	2,306	9,938	9,076
Net interest income (TE)	$17,674	$15,467	$14,837	$63,987	$59,483
Net interest income (GAAP)	$17,510	$15,347	$14,750	$63,441	$59,088
Average interest earning assets	$1,986,546	$1,909,436	$1,854,398	$1,932,658	$1,842,644
Net interest margin (GAAP)	3.51%	3.20%	3.16%	3.28%	3.21%
Net interest margin (TE)	3.54%	3.22%	3.17%	3.31%	3.23%

	Three Months Ended
	December 31,	September 30,	December 31,
	2016	2016	2015
Efficiency Ratio
Noninterest expense	$17,215	$16,582	$16,097
Less amortization of core deposit, net	16	-	-
Less other real estate expense, net	700	426	474
Less acquisition costs	154	115	-
Adjusted noninterest expense	16,345	16,041	15,623
Net interest income (GAAP)	17,510	15,347	14,750
Taxable-equivalent adjustment:
Loans	23	23	24
Securities	141	97	63
Net interest income (TE)	17,674	15,467	14,837
Noninterest income	8,428	6,594	7,409
Taxable-equivalent adjustment:
Increase in cash surrender value of BOLI (TE)	160	206	205
Noninterest income (TE)	8,588	6,800	7,614
Less securities loss, net	(193)	(1,959)	-
Adjusted noninterest income, plus net interest income (TE)	$26,455	$24,226	$22,451
Efficiency ratio	61.78%	66.21%	69.59%